T 732.544.5544 F 732.544.5404  25 Christopher Way, Eatontown NJ 07724
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                                                                 www.qmedinc.com

NEWS RELEASE

Contact:  Robert Mosby, QMed, Inc. - 732-544-5544 x 1107


QMed, Inc., Acquires Health E Monitoring, Inc., an Innovative Obesity Management Company
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Eatontown, New Jersey, April 20, 2005 - QMed, Inc. (NASDAQ Symbol: QMED) today announced that it has acquired Health E Monitoring, a privately owned firm with a highly interactive wellness and health management program designed for those individuals with obesity, metabolic syndrome and their associated co-morbidities. Health E Monitoring becomes a wholly-owned subsidiary of QMed, Inc. The purchase price was $1,000,000, a portion of which is tied to a 2006 performance schedule.

Randall Burt, founder and CEO of Health E Monitoring, will serve as president of the subsidiary. Mr. Burt has more than 20 years of Senior Executive healthcare experience. He is the former president of Alere Medical, a privately held disease management company focused on Heart Failure. He had previously held executive positions with firms specializing in call center care management and web based disease management. He also founded a consulting firm assisting large employer groups to improve their health benefit design and cost containment strategies.

Natural Business Fit

"Health E Monitoring is an ideal business fit affording QMed new employer market opportunities and giving us added access and appeal in existing health plan markets while potentially benefiting current customers and their members. Employers are increasingly interested in wellness offerings and systems that will help manage employee populations that are struggling to establish and maintain a healthy lifestyle," said Michael W. Cox, QMed president and CEO. "Its sophisticated use of technology, telephony, Web content, access and user ease surrounding its weight management program is potently geared to user retention and long-term weight goal management, and as such is a powerful addition to our existing offerings. It fits particularly well with our industry leading physician-patient engagement model. As a result of the national obesity epidemic, the American Medical Association published physician guidelines for treating obesity. Our new Health E Monitoring business supports physician adherence to these guidelines in a way similar to our current offerings."

"We are delighted to welcome Randall to QMed. His background and prior successes speak for themselves and indicate the high value he brings to QMed. Importantly, he becomes the second senior healthcare executive to join our Company this year, as he joins Jack Rohfritch to lead subsidiaries that impact on our future. We continue to build a high caliber team to manage our businesses and our success in attracting such talent implies that our future is promising. Just as we envision QMedCare as addressing new markets in the managed Medicare business, we see our Health E Monitoring business as a new and marketable wellness and disease prevention initiative. It is a potent entry into burgeoning new healthcare markets including but not limited to employers and consumer directed healthcare."

Mr. Burt said, "Health E Monitoring incorporates data gathering, reporting and information technologies that are both patient friendly and fully compatible with QMed's approach to managing high cost chronically ill populations while also engaging their physicians. From the outset Health E Monitoring was designed to solve the problem people face in "keeping the weight off ". The convenience of home interactive monitoring supports dietary and nutritional coaching and is the hallmark of this enterprise. This design ensures continued engagement in order to realize meaningful long-term goals.

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T 732.544.5544 F 732.544.5404  25 Christopher Way, Eatontown NJ 07724
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                                                                 www.qmedinc.com


NEWS RELEASE

4/20/05 - Page 2 of 2


I have known QMed and its senior management for a number of years and have long admired their approach to integrating patients and physicians into the chronic illness management process. Folding Health E Monitoring into QMed's approach makes a great deal of clinical and business sense, and I am extremely pleased to be a key member of the QMed team."

Background and Opportunity

Since 1991, the number of adult Americans suffering from obesity has increased at an alarming rate. Obesity and metabolic syndrome disorders have now become prominent drivers of serious health problems and of costs in American society. According to the American Obesity Association, they are leading causes of preventable death in the U.S. and the Centers For Medicare and Medicaid Services
(CMS) stated on July 27, 2004, "approximately 129 million U.S. adults are overweight or obese which costs between $69 billion to $117 billion per year". Of those, 60 million are obese, and 9 million severely obese. Experts believe that the full health consequences may become fully apparent in the near future. Gastric bypass surgery at over $35,000 is but one example.

Cox further stated, "This obesity rate also threatens epidemic increases in the incidences of diabetes, heart diseases, hypertension, osteoarthritis and cancers. Indeed, two regrettable prospects are that, because of the obesity epidemic, much of the interventional progress made by medicine against coronary artery disease could be overwhelmed and that rates of heart attack and the downstream emergence of Heart Failure will reach former levels. Finding a solution has become a financial and health imperative with very substantial franchise value. The solution requires a friendly and engaging management environment to which patients will gravitate and in which they will remain. Health E Monitoring, being such an environment, holds the promise of substantially reducing the rising trends of Type II diabetes, coronary artery disease, hypertension and Heart Failure as well as the rising demand for gastric bypass surgery and its expensive post-surgery complications.

QMed's current programs that emphasize optimizing medical therapies become ever more necessary in such an environment. We believe that the added capabilities we have acquired in this transaction augment our business opportunities and ultimately our shareholder value. We are extremely pleased to add both Randall and Health E Monitoring to the QMed family. Randall has been a top executive in the care management industry nearly from its beginning, setting trends for patient interactions while growing both the top and bottom lines. We believe that this acquisition fits squarely in our strategic plan and that this acquisition is a wise use of a portion of the capital we have raised over the past few months."

About QMed, Inc.

QMed, Inc., provides DM services to patients and physicians around the country through its health plan customers. The Company has been selected in two Medicare Demonstrations to test the feasibility of reimbursing its care coordinated DM services in the vast Medicare fee-for-service program. The Company is currently seeking to contract directly with Medicare as a Medicare Advantage Special Needs Plan. In addition, QMed is the largest DM service provider to Medicare managed care plans. More information on QMed, Inc. can be obtained at www.qmedinc.com, by calling (732) 544-5544 or by emailing investor@qmedinc.com.

Except for historical information contained herein, matters discussed in this news release are forward-looking statements that involve risks and uncertainties. They include but are not limited to those relating to the timely implementation of programs, the impact of competitive product introductions, acceptance and pricing, and those risks detailed in the Company's filings with the Securities and Exchange Commission (SEC). Actual results may differ materially from any forward-looking statements due to these risks and uncertainties.